EXHIBIT 99.1

                            TEXACO REPORTS RESULTS:
                            -----------------------
                 THIRD QUARTER 1998 EARNINGS TOTAL $215 MILLION
                 ----------------------------------------------


              FOR IMMEDIATE RELEASE: WEDNESDAY, OCTOBER 21, 1998.
              ---------------------------------------------------
    WHITE PLAINS, N.Y., Oct. 21 - Weak worldwide crude oil and natural gas prices and depressed downstream margins in the Far
East eroded third quarter earnings, Texaco Chairman and Chief
Executive Officer Peter Bijur reported today. Worldwide production growth of nine percent and tight control over cash expenses helped to lessen these negative impacts.
           Texaco's total reported net income for the third quarter of 1998 was $215 million ($.38 per share). Net income for the third quarter of 1997 was $490 million ($.90 per share). For the first nine months of 1998, total reported net income was $816 million ($1.46 per share), compared to $2,041 million ($3.75 per share) for the first nine months of 1997. Commenting on the third quarter of 1998, Bijur highlighted the following:
    - Average quarterly crude oil prices slumped to their lowest levels since 1986;
    - Continued economic instability in the Far East depressed downstream margins;
    - Worldwide daily production rose nine percent for the quarter and 12 percent for nine months; and
    - Year-to-date cash operating expenses per barrel decreased six percent.
            Bijur further stated, "Average crude oil prices for the quarter reached a low point not seen since mid-1986. OPEC efforts to reduce production and lower inventory levels caused crude prices to rebound somewhat from their summer lows; however, prices have recently retreated and remain significantly below last year's levels. Storms in the Gulf of Mexico caused temporary production shut-ins which further dampened earnings."
            Texaco's worldwide downstream results decreased from sluggish margins, especially in the Far East. Bijur pointed to the impact of the Asian financial and economic crisis noting that Singapore refinery margins were negative in the third quarter from extremely weak demand.
In the U.S., results were down from an extremely strong quarter last year; however, in Latin America and Europe, margins and sales volumes remained strong.

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
                                      -2-

            "To remain competitive in this environment, our affiliate Caltex announced a reorganization program. This program will focus the organization functionally and better position Caltex to identify growth opportunities. When fully implemented, it will yield expense savings in excess of $50 million annually. Also, our U.S. alliances with Shell Oil Company and Saudi Refining, Inc. continue to implement programs that will take advantage of existing synergies," Bijur concluded.

                               Third Quarter       Nine Months
                               -------------     ---------------
TEXACO INC.(Millions):         1998     1997     1998       1997
----------------------------------------------------------------
Net income before
special items                 $ 208    $ 490    $ 802    $ 1,422
                              -----    -----    -----    -------
Caltex reorganization           (43)       -      (43)         -
U.S. alliance
formation issues                 25        -       (7)         -
U.S. tax issues                  25        -       25        488
Gains on major asset
sales                             -        -       20        174
Tax benefits on asset
sales                             -        -       19          -
Financial reserves for
various issues                    -        -        -        (43)
                              -----    -----    -----     ------
Special items                     7        -       14        619
                              -----    -----    -----     ------
Total reported net
income                        $ 215    $ 490    $ 816     $2,041
                              =====    =====    =====     ======
---------------------------------------------------------------------

      The following functional analysis includes details on special items.


ANALYSIS OF OPERATING EARNINGS
     EXPLORATION AND PRODUCTION
                                   Third Quarter       Nine Months
                                 ---------------     --------------
UNITED STATES (Millions):         1998      1997     1998     1997
---------------------------------------------------------------------
Operating earnings
before special items              $ 92      $ 232    $ 299   $ 775
Special items                       -         -         20     (43)
                                  ----      -----    -----   -----
Total operating net income        $ 92      $ 232    $ 319   $ 732
--------------------------------------------------------------------

            U.S. exploration and production earnings for the third quarter and nine months of 1998 were below last year's levels due to lower crude oil and natural gas prices. Average realized crude oil prices for the third quarter and nine months of 1998 were $10.06 and $10.87 per barrel; 39 percent lower than the 1997 periods. The dramatic price declines reflect a slowing in worldwide demand growth and continued high inventory levels. Crude oil prices recovered somewhat in late September as a result of the OPEC nations' efforts to cut production.
For the third quarter and nine months of 1998, average natural gas prices were $1.89 and $2.03 per MCF; 11 percent lower than the 1997 periods. Lower natural gas prices were the result of excess supply in the marketplace.

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
                                      -3-
            Production increased four percent for this year's third quarter and nine percent for the year. The increased production in the quarter included new production from the Arnold, Oyster and Barite South fields located in the Gulf of Mexico. Both production and earnings were negatively impacted by the recent storms in the Gulf of Mexico.
This year included production from the Monterey properties acquired in November 1997.
            Texaco continued to pursue new reserve opportunities in the Gulf of Mexico leading to higher exploration expenses this year.
Exploration expenses for the nine months of 1998 were $195 million before tax, $73 million higher than the same period of 1997. For the third quarter of 1998, exploration expenses were $48 million, $2 million higher than the third quarter of 1997.
            Results for 1998 included a second quarter special gain of $20 million from the sale of an interest in a natural gas pipeline.
Results for 1997 included a second quarter special charge of $43 million to establish financial reserves for royalty and severance tax issues.

                              Third Quarter        Nine Months
                             --------------       -------------
INTERNATIONAL (Millions):    1998      1997       1998      1997
--------------------------------------------------------------------
Operating earnings
before special items        $ 40      $ 103      $ 131     $ 338
Special items                  -          -          -       161
                            -----     -----      -----     -----
Total operating net income  $ 40      $ 103      $ 131     $ 499
---------------------------------------------------------------------

            International exploration and production earnings for the third quarter and nine months of 1998 declined significantly from the same periods of 1997 due to lower crude oil prices. Average realized crude oil prices in 1998 were $11.05 per barrel for the quarter and $11.55 for nine months. These average prices were 35 percent below 1997 levels. OPEC's efforts to reduce production and lower inventory levels caused prices to recover slightly from their summer lows; however, prices have recently retreated and remain substantially below last year's levels.
            Daily production growth of 15 percent for this year's third quarter and 16 percent for the year benefited earnings. The combined production from the Captain, Erskine and Galley fields in the U.K.
North Sea grew to 95 thousand barrels of oil equivalent per day in the third quarter. Production also grew in the Partitioned Neutral Zone, Indonesia and Colombia.
            Operating results for the third quarter and nine months of 1998 included non-cash currency charges of $3 million and $6 million related to deferred income taxes denominated in British Pound
Sterling. This compares to benefits of $13 million for the third quarter and $26 million for nine months of 1997.

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
                                      -4-
            Nine months of 1997 included second quarter special gains of $161 million from the sales of a 15 percent interest in the Captain field, an interest in Canadian gas properties and an interest in an Australian pipeline system.


     MANUFACTURING, MARKETING AND DISTRIBUTION
                               Third Quarter        Nine Months
                              ---------------      -------------
UNITED STATES (Millions):      1998      1997      1998      1997
-------------------------------------------------------------------
Operating earnings
before special items          $  99     $ 132     $ 242     $ 225
Special items                    25         -        (7)       13
                              -----     -----     ------   ------
Total operating net income    $ 124     $ 132     $ 235     $ 238
-------------------------------------------------------------------

            U.S. manufacturing, marketing and distribution earnings for the third quarter of 1998 included results from Motiva Enterprises LLC, Texaco's Eastern alliance with Shell Oil Company and Saudi Refining,
Inc. that began operations in July. In addition, the quarter and year included operating results from Equilon Enterprises LLC, Texaco's
Western alliance with Shell Oil Company that began operations in the first quarter.
     Results for the third quarter of 1998 reflected the industry trend of shrinking refining margins. Operating difficulties at certain refineries and the temporary shutdown of Gulf Coast refineries in September due to hurricane Georges negatively impacted earnings. Lower crude costs as well as strong transportation and lubricants earnings benefited the quarter and year.
     Results for the third quarter of 1997 included minimum refinery downtime and solid West Coast margins. Both the quarter and year included strong Gulf Coast refining margins. However, refinery fires in late 1996 and early 1997 negatively affected product yields and caused casualty loss expense in the first quarter. Additionally, West Coast margins were weak during the first half of the year due to intense competitive pressures.
           Results for 1998 included a third quarter net special gain of $25 million associated with the formation of the U.S. alliances. This net gain included gains on asset sales, asset writedowns and other formation charges. The second quarter of 1998 included a special charge of $32 million for alliance formation expenses, primarily employee severance programs. Results for 1997 included a second quarter special gain of $13 million from the sale of credit card operations.

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
                                      -5-

                              Third Quarter            Nine Months
                             --------------          ---------------
INTERNATIONAL (Millions):    1998      1997           1998      1997
--------------------------------------------------------------------
Operating earnings
before special items        $  81     $ 134          $ 457     $ 370
Special items                 (43)        -            (43)        -
                            -----     -----          ------    -----
Total operating net income  $  38     $ 134          $ 414     $ 370
--------------------------------------------------------------------

           International manufacturing and marketing earnings for the third quarter of 1998 declined significantly from 1997. The sharp decline was due to the Asian financial and economic crisis which weakened demand and created currency volatility. Caltex experienced a loss as a result of declining margins throughout the region from weak inland demand that caused higher volumes to be sold into the lower margin export markets. Singapore refinery margins were negative from extremely weak demand. However, in Latin America and Europe, third quarter earnings were up slightly.
     Nine months 1998 results increased due to improved manufacturing and marketing results from higher margins and volumes, mainly in the U.K., Caribbean and Central America.
            Operating results for the third quarter and nine months of 1998 included non-cash currency charges of $3 million and $5 million related to deferred income taxes denominated in British Pound
Sterling. This compares to benefits of $4 million for the third quarter and $8 million for nine months of 1997.
           Results for 1998 included a third quarter net special charge of $43 million for a reorganization program in our affiliate Caltex. This program is intended to organize operations functionally and better position Caltex to identify growth opportunities.

CORPORATE/NONOPERATING RESULTS

                                Third Quarter          Nine Months
                               ---------------       ---------------
(Millions):                    1998      1997        1998      1997
--------------------------------------------------------------------
Results before special
items                         $(108)    $(114)       $(331)   $(302)
Special items                    25         -           44      488
                               -----     -----       -----    ------
Total corporate/nonoperating  $ (83)    $(114)       $(287)   $ 186
--------------------------------------------------------------------

           Corporate and nonoperating results for the third quarter and nine months of 1998 included increased net interest expense from higher debt levels, however, successful efforts in expense control in overhead departments more than mitigated this impact. Results for nine months of

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
                                      -6-
1998 included higher expenses for Texaco's corporate advertising campaign introduced in the second half of 1997.
           Results for 1998 included a third quarter special benefit of $25 million to adjust prior year's tax liability and a second quarter special tax benefit of $19 million attributable to the sale of an interest in a subsidiary. Results for 1997 included a first quarter special benefit of $488 million associated with an IRS settlement.

CAPITAL AND EXPLORATORY EXPENDITURES
     Capital and exploratory expenditures were $2,769 million for the nine months of 1998 and $3,023 million in 1997.
            In the U.S., exploration and development expenditures slowed during the third quarter, but were flat for the year.
Activities continued to reflect Texaco's focus in both the traditional shelf and deepwater areas of the Gulf of Mexico. Using advanced technologies, Texaco continues to grow oil and gas production and reserves.
            Internationally, expenditures decreased following the completion of several large projects in both the U.K. and Danish sectors of the North Sea. Development activity in Indonesia, the North Sea and other promising areas continued while exploratory spending decreased in China and other Far Eastern areas. Upstream expenditures in discovered reserve opportunities also continued in promising areas, including the Karachaganak venture in Kazakhstan.
           Lower international downstream expenditures reflected a decrease in the Caltex marketing areas from higher 1997 service station investments in Hong Kong and slower re-imaging spending in Caltex areas and Europe. These decreases were partly offset by higher marketing and manufacturing expenditures in Texaco's newly formed U.S. alliances.
            Texaco continues to carefully assess investment projects given the current and projected industry environment. Adjustments in spending have been made by deferring non-critical projects into future periods.

                                    - xxx -

CONTACTS:   Faye Cox          914-253-7745
            Chris Gidez       914-253-4042
            Kelly McAndrew    914-253-6295

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

                                      -7-
INVESTOR RELATIONS:

           Elizabeth Smith   914-253-4478

Listen in live to Texaco's third quarter 1998 earnings discussion with financial analysts on Thursday, October 22, at 11:30 a.m. EDT at:

           http://www.events.broadcast.com/events/texaco/q398earnings
           ----------------------------------------------------------


For technical assistance, call Sheila Lujan at 800-366-9831


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
                                      -8-

                               Third Quarter (a)      Nine Months (a)
                               -----------------     ---------------
                                1998       1997      1998       1997
                                ----       ----      ----       ----
FUNCTIONAL NET INCOME
(Millions)
---------------------
Operating Earnings
 Petroleum and natural gas
  Exploration and production
     United States             $   92    $   232    $  319     $  732
     International                 40        103       131        499
                               ------    -------    ------     ------
        Total                     132        335       450      1,231


 Manufacturing, marketing
  and distribution
    United States                 124        132       235        238
    International                  38        134       414        370
                               ------    -------    ------     ------
        Total                     162        266       649        608
                               ------    -------    ------     ------
        Total petroleum
        and natural gas           294        601     1,099      1,839

   Nonpetroleum                     4          3         4         16
                               ------    -------    ------     ------
        Total operating
        earnings                  298        604     1,103      1,855

Corporate/Nonoperating            (83)      (114)     (287)       186
                               ------    -------    ------     ------
        Total net income       $  215    $   490    $  816     $2,041
                               ======    =======    ======     ======

Net income per common share
(Dollars)
        Diluted                $ 0.38    $  0.90    $ 1.46     $ 3.75


Average number of common
  shares outstanding for
  computation of earnings
  per share (Millions)
        Diluted                 526.4      540.2     548.6      540.0

Provision for income taxes
included in
total net income               $   34    $   270    $  258     $  411

(a) Includes special items as detailed in this release.


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                                      -9-

                                  Third Quarter        Nine Months
                                 --------------      -------------
OTHER FINANCIAL DATA (Millions)  1998     1997       1998       1997
-------------------------------  ----     ----       ----       ----

Revenues                       $ 7,707  $11,093     $23,898   $34,618

Total assets as of
September 30                                    (b) $28,400   $26,815

Stockholders' equity as of
September 30                                    (b) $12,300   $11,617

Total debt as of September 30                   (b) $ 6,950   $ 5,637

Capital and exploratory
expenditures
  Exploration and production
    United States              $   352  $   491     $ 1,251   $ 1,272
    International                  283      444         834       990
                               -------  -------     -------   -------
              Total                635      935       2,085     2,262
                               -------  -------     -------   -------

  Manufacturing, marketing
  and distribution
    United States                  120       94         303      246
    International                  130      178         358      486
                                ------   ------     -------  -------
              Total                250      272         661      732
                                ------   ------     -------  -------

  Other                              3       18          23       29
                                ------   ------     -------  -------
              Total
                                $  888  $ 1,225     $ 2,769  $ 3,023
                                ======  =======     =======  =======

  Exploratory expenses
  included above
    United States               $   48  $    46     $   195  $   122
    International                   45       68         129      184
                                ------   -------     -------  -------
              Total             $   93  $   114     $   324  $   306
                                ======   =======     =======  =======

Dividends paid to common
stockholders                    $  237  $   235     $   716  $   676

Dividends per common share
(Dollars)                       $ 0.45  $  0.45     $  1.35  $  1.30

Dividend requirements for
preferred stockholders          $   13  $    14     $    40  $    42

(b) Preliminary

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                                      -10-

                                 Third  Quarter        Nine Months
                                ---------------       -------------
OPERATING DATA                  1998       1997      1998       1997
--------------                 ------     ------    ------     ------
  Exploration and Production
  --------------------------
  United States
  -------------
    Net production of crude
      oil and natural gas
      liquids (MBPD)              432        391        443       387
   Net production of natural
      gas - available for sale
      (MMCFPD)                  1,641      1,722      1,694     1,686

      Total net
      production (MBOEPD)         706        678        726       668

     Natural gas sales
      (MMCFPD)                  3,963       3,312     3,926     3,570

    Average U.S. crude
     (per bbl.)                $ 10.06    $ 16.56   $ 10.87   $ 17.71
    Average U.S. natural
     gas (per mcf)             $  1.89    $  2.13   $  2.03   $  2.28
    Average WTI (Spot)
     (per bbl.)                $ 14.16    $ 19.78   $ 14.89   $ 20.83
    Average Kern (Spot)
     (per bbl.)                $  8.65    $ 14.30   $  8.43   $ 14.81

  International
  -------------
    Net production of crude
     oil and natural gas
     liquids (MBPD)
       Europe                      163        118        157      116
       Indonesia                   168        150        159      148
       Partitioned Neutral
         Zone                      104         97        106       94
       Other                        59         64         66       67
                                ------     ------     ------   ------
                     Total         494        429        488      425
    Net production of
     natural gas -
     available for sale
     (MMCFPD)
       Europe                       261       176        255      197
       Colombia                     165       190        185      168
       Other                         87        79        108       88
                                 ------    ------     ------   ------
         Total                      513       445        548      453

       Total net production
        (MBOEPD)                    580       503        579      501

    Natural gas sales
        (MMCFPD)                    633       536        692      562

      Average International
      crude (per bbl.)          $ 11.05    $ 16.88   $ 11.55  $ 17.79
       Average U.K. natural
        gas (per mcf)           $  2.34    $  2.55   $  2.53  $  2.68
       Average Colombia
        natural gas (per mcf)   $  0.79    $  0.95   $  0.88  $  1.04

    Worldwide
    ---------
       Total net
       production (MBOEPD)        1,286       1,181    1,305    1,169


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                                      -11-

OPERATING DATA                 Third Quarter            Nine Months
--------------                ---------------          -------------
                              1998       1997         1998      1997
                              ----       ----         ----      ----
   Manufacturing, Marketing
   ------------------------
     and Distribution
   ------------------------

   United States
   -------------
     Refinery input (MBPD)
       Western U.S.           410        420           388       415
       Eastern U.S.           301        339           316       334
                            -----      -----         -----     -----
         Total                711        759           704       749

   Refined product sales
     (MBPD)
       Western U.S.           643        512           597       492
       Eastern U.S.           486        327           387       323
       Other Operations       216        222           228       205
                            -----      -----         -----     -----
         Total              1,345      1,061         1,212     1,020

   International
   -------------
     Refinery input (MBPD)
       Europe                 326        329           356       337
       Caltex                 397        379           417       400
       Latin America/West
         Africa                66         60            64        59
                            -----      -----         -----     -----
         Total                789        768           837       796

    Refined product sales
    (MBPD)
       Europe                 547        508           567       496
       Caltex                 563        545           580       564
       Latin America/West
         Africa               474        440           455       408
       Other                   56         66            53        62
                            -----      -----         -----     -----
         Total              1,640      1,559         1,655     1,530